UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

FIFTH STREET SENIOR FLOATING RATE CORP.
(Name of Registrant as Specified in Its Charter)

IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P. IRONSIDES PARTNERS LLC ROBERT C. KNAPP RICHARD W. COHEN
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 00-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JANUARY 13, 2016

IRONSIDES PARTNERS LLC
IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P.

January __, 2016

Dear Fellow Fifth Street Senior Floating Rate Corp. Stockholder:

Ironsides Partners LLC and Ironsides Partners Special Situations Master Fund II L.P., together with their affiliates (collectively, “Ironsides”), are currently material stockholders of Fifth Street Senior Floating Rate Corp. (“FSFR” or the “Company”) with a combined beneficial and economic ownership interest in approximately 3.6% of FSFR’s outstanding shares.

As set forth in the accompanying proxy statement, the Company is trading at a near 36% discount to net asset value (“NAV”), based on the current trading price of its common stock. Also, based upon the current market value of the Company’s common stock, and assuming reinvestment of dividends, stockholders have experienced a negative cumulative total return since the Company’s initial public offering in July 2013 of more than 36%. We believe the reason for the Company’s unacceptable performance is that the Company’s current Board of Directors and its investment manager, Fifth Street Management LLC (“FSM”), have lost credibility with the market. We believe that the lack of market support is attributable to what we feel are the excessive fees charged by FSM and to management’s decision to conduct a highly dilutive follow-on stock offering in August 2014 that has not yielded benefits to the Company. We do not believe that the problems we have identified can be remedied with the Board as currently composed or with the current investment manager, and we are therefore urging stockholders to vote with us at FSFR’s upcoming 2016 Annual Meeting of Stockholders (the “Annual Meeting”).

The Company has a classified Board that is divided into three (3) classes. The terms of two (2) directors expire at the Annual Meeting. We have nominated a slate of two (2) highly qualified director candidates – Robert C. Knapp and Richard W. Cohen (the “Nominees”) – for election at the Annual Meeting. We expect that our Nominees will work to advance our platform as outlined below and discussed in the accompanying proxy statement, for the benefit of all stockholders.

We have also submitted a binding proposal seeking stockholder approval at the Annual Meeting to terminate the Investment Advisory Agreement, dated as of June 27, 2013 (the “Investment Advisory Agreement”), by and between FSFR and FSM. In addition, we have submitted a non-binding proposal seeking stockholder approval at the Annual Meeting to advise the Board that, if the stockholders vote in favor of terminating the Investment Advisory Agreement, neither FSM nor any of its principals or other affiliates should be engaged to manage or advise the Company.

The Ironsides platform, which we expect our Nominees to advance if elected, includes the following:

•	Capture for the benefit of stockholders the Company’s outsized discount to NAV through a business combination transaction that could involve a merger with another business development company or a sale of the Company or its assets;

•	Replace the Company’s existing investment manager with a new advisor that will work to facilitate a value creating transaction for stockholders and that, in any event, will have the confidence of the financial markets;

•	Assure that the fees paid to the Company’s investment manager are more aligned with the value being realized by stockholders; and

•	Install management that shares these objectives.

As a material stockholder of the Company, our interests are fully aligned with the interests of all FSFR stockholders.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today. The attached Proxy Statement and the enclosed GREEN proxy card are first being furnished to the stockholders on or about __________, 2016.

If you have already voted for the incumbent Company management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you in advance for your support.

/s/ Robert C. Knapp

Robert C. Knapp
Founder and Managing Director,
Ironsides Partners LLC

Ironsides Partners LLC
Ironsides Partners Special Situations Master Fund II L.P.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of Ironsides’ proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
1212 Avenue of the Americas, 24th Floor
New York, N.Y. 10036
(212) 297-0720
Stockholders Call Toll-Free at: (855) 305-0856
E-mail: fixFSFR@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JANUARY 13, 2016

2016 ANNUAL MEETING OF STOCKHOLDERS
OF
FIFTH STREET SENIOR FLOATING RATE CORP.
_________________________

PROXY STATEMENT
OF
IRONSIDES PARTNERS LLC AND
IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

Ironsides Partners LLC and Ironsides Partners Special Situations Master Fund II L.P. (“Master Fund” and collectively with Ironsides Partners LLC and their respective affiliates, “Ironsides” or “we”) collectively represent a material stockholding in Fifth Street Senior Floating Rate Corp., a Delaware corporation (“FSFR” or the “Company”), with a combined beneficial and economic ownership interest in approximately 3.6% of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

The Company’s common stock is trading at a near 36% discount to its net asset value (“NAV”), and stockholders have suffered a negative cumulative total return of almost 36% since the Company’s initial public offering in July 2013. We believe that in order to create value for stockholders there must be a change in the composition of the Board of Directors of the Company (the “Board”) and the Company’s existing investment manager, Fifth Street Management LLC (“FSM” ) must be replaced. Accordingly, we are asking stockholders to join with us to elect our two nominees to the Board of Directors of the Company (the “Board”); to approve our binding proposal to terminate the Company’s Investment Advisory Agreement (the “Investment Advisory Agreement”) dated as of June 27, 2013, between FSFR and FSM; and to approve our non-binding proposal to advise the Board that, if stockholders vote to terminate the Investment Advisory Agreement, neither FSM nor any of its principals or other affiliates should be engaged to manage or advise the Company.

If elected, we expect that our Nominees will work to advance Ironsides’ platform, which includes seeking to effect a business combination transaction that could involve a merger of the Company with another business development company or a sale of the Company or its assets, in order to capture the NAV discount for the benefit of all stockholders.

We are seeking your support at the Annual Meeting of Stockholders scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on ______ at _____ a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Ironsides’ two director nominees, Robert C. Knapp and Richard W. Cohen (each a “Nominee” and collectively, the “Nominees”) to the Board, each to serve until the Company’s 2019 Annual Meeting of Stockholders or until each of their successors are duly elected and qualified;

2.	To approve Ironsides’ binding proposal to terminate the Investment Advisory Agreement (the “Binding Termination Proposal”);

3.	If the Binding Termination Proposal is approved, to approve Ironsides’ non-binding proposal advising the Board not to engage FSM, its principals or other affiliates in any advisory or management capacity (the “Non-Binding Non-Engagement Proposal”);

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2016; and

5.	To conduct such other business as may properly come before the Annual Meeting.

This proxy statement (the “Proxy Statement”) is soliciting proxies to elect our Nominees and approve the Binding Termination Proposal and Non-Binding Non-Engagement Proposal. The enclosed GREEN proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. See “Voting and Proxy Procedures” on page [__] for additional information. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

As of the date hereof, Ironsides beneficially owns 1,058,144 shares of Common Stock (the “Ironsides Group Voting Shares”), or approximately 3.6% of the shares outstanding based on the number of shares outstanding on December 11, 2015 as reported in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015. We intend to vote the Ironsides Group Voting Shares FOR the election of the Nominees, FOR approval of the Binding Termination Proposal, FOR approval of the Non-Binding Non-Engagement Proposal, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, as described herein.

The Company has set the close of business on [ ] as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were [ ] shares of issued and outstanding Common Stock. The mailing address of the principal executive offices of the Company is 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830.

THIS SOLICITATION IS BEING MADE BY IRONSIDES AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS THAT IRONSIDES IS NOT AWARE OF AT A REASONABLE TIME BEFORE THIS SOLICITATION BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IRONSIDES URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES AND TERMINATION OF THE INVESTMENT ADVISORY AGREEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GREEN proxy card are available at

http://www.okapivote.com/FSFRdocs

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Ironsides urges you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of the Nominees, FOR the termination of the Investment Advisory Agreement and FOR the Non-Binding Non-Engagement Proposal.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to Ironsides, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.

•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our Nominees only on our GREEN proxy card. So please make certain that the latest dated proxy card you return is the GREEN proxy card.

OKAPI PARTNERS LLC 1212 Avenue of the Americas, 24th Floor New York, N.Y. 10036 (212) 297-0720 Stockholders Call Toll-Free at: (855) 305-0856 E-mail: fixFSFR@okapipartners.com

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation.

•	Ironsides, including affiliates, began accumulating its position in the Company in May 2015 because it believed that the shares of Common Stock were undervalued, as evidenced by the outsized discount of the trading price of the Company’s Common Stock to its NAV.

•	On December 18, 2015, Ironsides sent a letter to the Company, in compliance with the Company’s bylaws, notifying the Company of its intention to nominate its two Nominees for election at the Annual Meeting and to submit its two proposals for consideration by stockholders at the Annual Meeting.

•	On December 22, 2015, the Company filed a Current Report on Form 8-K, publicly disclosing Ironsides’ notice.

OUR REASONS FOR THE SOLICITATION—
WE BELIEVE THE BOARD NEEDS CHANGE AND
THE COMPANY’S INVESTMENT MANAGER NEEDS TO BE REPLACED

We are soliciting your support to elect our Nominees at the Annual Meeting and to approve the two proposals that we will be submitting to stockholders at the Annual Meeting. In our view, it is necessary, in order to reverse the erosion of stockholder value since the Company’s initial public offering in 2013, to make changes in the composition of the Board and to terminate and replace FSM as the Company’s investment manager, with the ultimate objective of seeking a business combination transaction that will capture for stockholders the discount to NAV that has substantially eroded stockholder value.

We are urging stockholders to vote at the Annual Meeting to elect our two Nominees, whom we believe have the experience, qualifications and commitment necessary to promote the reversal of the Company’s underperformance and to enhance value for all stockholders. We are also asking stockholders to vote to terminate the Company’s Investment Advisory Agreement with FSM and to send a clear message to the Board that, if FSM is terminated as the Company’s investment manager, the Board should not reengage FSM or any of its affiliates to manage the Company’s investment assets.

As material stockholders of the Company, our interests are directly aligned with the interests of all stockholders. Ironsides has no interest in the solicitation other than as a stockholder. Other than seeking reimbursement from the Company for the expenses that we incur in the solicitation, the benefits that we expect to derive from the election of our Nominees and the approval of our proposals at the Annual Meeting will be shared with all other stockholders proportionately in accordance with their interests in the Company.

Under the Current Board, the Company Has Significantly Underperformed and Stockholder Value Has Eroded

The Company has performed poorly since its initial public offering on July 11, 2013. We summarize below the measures that we believe are relevant. The two continuing directors whom the Company has nominated for election at the Annual Meeting are Brian S. Dunn and Ivelin M. Dimitrov. Mr. Dunn has served as director of the Company since the IPO. Mr. Dimitrov, the Company’s chief executive officer, has served as a director of the Company since September 2014, but was the Company’s chief investment officer from the time of the IPO through September 2014 and its president from January 2014 to September 2014. Each of these two directors have served the Company from the time of the IPO to the present when stockholders have experienced the Company’s troublesome underperformance and substantial diminution in the value of their investment.

Because the Company’s Board is staggered, only two of the Company’s seven directors will be elected at the Annual Meeting, so that stockholders will only be able to replace two of the current directors. We nonetheless believe that it is important to bring stockholder-selected and elected directors onto the Board, whose election we believe will send a strong message to the remainder of the Board and to management that the Company’s performance has been unacceptable and must change. We also believe that, while our Nominees, if elected, will not control the Board, they will be strong advocates in the boardroom for stockholder interests, and the platform that we advocate, which is described below under “Our Platform.”

—Stock Price

The Company went public on July 11, 2013 at a price of $15.00 per share of Common Stock. The closing price per share of the Company’s Common Stock on the NASDAQ Global Select Market on January 12, 2016, the last day prior to the date of this document, was $7.78, a decrease of over 48%.

—Cumulative Total Return

The following stock chart from the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 tells a similar story and forcefully illustrates the Company’s market underperformance compared with broad market indices and a peer group selected by the Company (Solar Senior Capital Ltd. and PennantPark Floating Rate Capital Ltd.) on a cumulative total return basis.

The Company’s cumulative total return has fared no better against other market indices (to January 12, 2016).

	Total Return
Name	1 Year	Since IPO
Fifth Street Senior Floating	-17.3%	-35.6%
S&P 500 Index	-2.4%	21.9%
Russell 2000 Index	-10.2%	4.5%
BAML US High Yield Index	-5.5%	1.7%
SPDR Barclays High Yield ETF	-8.5%	-3.3%
iShares iBoxx USD High Yield ETF	-6.7%	-1.4%

Source: Bloomberg

Net Asset Value

The Company’s NAV has fallen from $15.13 per share as of September 30, 2013, the first fiscal year end following the Company’s IPO, to $12.11 as of September 30, 2015, the most recent fiscal year, a decline of almost 20%. (Source: Company’s Annual Report on Form 10-K for the year ended September 30, 2015.) As of those same dates, the discount of the Company’s share price to NAV has increased from approximately 11% to approximately 36%. This decline in part is attributable to the Board’s decision to issue in August 2014 6.67 million new shares at a price of $12.91 per share, when NAV was $15.13, a discount to NAV of almost 15%, from which the Company has not recovered.

The Current Investment Manager Should be Replaced Because It Lacks Credibility in the Marketplace and Its Fees Are Excessive

As stated in its public filings, since its IPO, the Company has been externally managed and advised by FSM. Its wholly-owned subsidiary FSC CT LLC (“FSC CT”) has been the administrator of the Company. We believe that the Company’s substantial underperformance in the market reflects, at least in part, the lack of credibility of FSM in the financial markets.

While the Company’s stockholders have suffered a substantial decline in the value of their investment, FSM has earned substantial fees. According to the Company’s public filings, through September 30, 2015, FSM has been paid $16.4 million in cumulative base, administrative and incentive fees since the IPO. This amount should be compared to the negative 35.6% cumulative return experienced by stockholders during the same period. In absolute terms, the $16.4 million in fees should be compared with the $112.2 million loss that stockholders have experienced since the IPO. This is based on the market value of the Company’s Common Stock on January 12, 2016, the last day prior to the date of this document, and the $52.9 million in dividends paid by the Company since its IPO, compared with the $394.4 million in capital raised by the Company in its initial public offering in July 2014 and follow on public offering in August 2014.

Moreover, we believe that the incentive fee structure for FSM misaligns the interests of FSM and the Company’s stockholders. Under this structure, FSM is paid an incentive fee on net investment income and not on total return. As a result, FSM has earned incentive fees even as net asset value has declined.

We believe that stockholders must take action to terminate the Investment Advisory Agreement because the Board, as currently constituted, cannot be relied upon to objectively assess the performance of FSM. This is because three of the current seven Board members occupy senior management positions with Fifth Street Asset Management Inc. (“FSAM”), the parent company of FSM. These Board members are:

•	Todd Owens, co-president of FSAM;

•	Ivelin Dimitrov, chief investment officer of FSAM; and

•	Bernard Berman, co-president and chief compliance officer of FSAM.

We are therefore urging stockholders to vote to terminate the Investment Advisory Agreement with FSM and to send a clear message to the Board that following such termination neither FSM nor its principals or other affiliates should be engaged by the Company to act in a future management or advisory role with the Company.

Replacing the FSM as Investment Manager Would Not Lead to the Material Adverse Effects Suggested by the Company

The Company in its proxy materials urges stockholders not to vote to terminate FSM because of alleged material adverse consequences if FSM ceased to serve as the Company’s investment manager. Many of these adverse effects are premised upon the perception that FSM cannot be replaced without harm to the Company. Based on consultations with financial advisors and industry participants, and on the experience of its principals with closed-end funds and business development companies, Ironsides believes that quality alternative investment managers can be quickly identified and engaged. Ironsides also believes that the performance of these alternative managers would likely be superior to the underperformance experienced by the Company under the watch of FSM, as described above, and that they would be supportive of the Ironsides platform.

•	Event of Default under the Citibank Credit Facility. The Company alleges that termination of the Investment Advisory Agreement with FSM could lead to the termination of the administration agreement with FSC CT. As a result, Messrs. Berman and Dimitrov would no longer be actively involved in the Company’s operations, which would constitute an event of default under the Company’s credit facility administered by Citibank. Ironsides is not currently advocating the termination of FSC CT as administrator of the Company. Ironsides understands that FSC CT has the general right to terminate the administration agreement on 60 days’ notice, and may choose to do so if FSM were terminated as investment manager. We believe, however, that a substitute administrator could readily be identified and engaged during this time frame and that such a substitute administrator, together with a replacement investment manager, should be acceptable to the lenders under the credit facility.

•	Negative Effect on the Company’s 2015 Debt Securitization. The Company alleges that if the Investment Advisory Agreement with FSM were terminated, the Company may exercise its right to terminate its sub-advisory agreement with FSM, whereby FSM serves as collateral agent under a debt securitization transaction completed by a special purpose subsidiary of the Company in May 2015. The Company does not allege that FSM would have the right to terminate the sub-advisory contract nor does it offer any explanation why the Company would choose to do so unless it were able to identify and engage a suitable replacement. In any event, were the engagement of FSM to terminate, we believe that a qualified substitute collateral agent could readily be identified and engaged.

•	Loss of Co-Investment Opportunities. The Company alleges that if FSM were terminated, the Company would lose the opportunity to co-invest with affiliates of FSM. Ironsides believes that there are numerous opportunities for co-investment available to the Company, which could be identified by a new investment manager that was independent of the FSM and its affiliates. The Company notes in this regard that it obtained exemptive relief from the SEC allowing for co-investment with affiliates of FSM, predicated on FSM or its affiliates being the Company’s investment adviser. The Company does not explain why this relief or the conditions on which it is predicated would be material to the Company were it to focus on participating in co-investment opportunities with persons unaffiliated with FSM. If a new investment manager were desirous of engaging in investment transactions with its own affiliates, it could seek similar exemptive relief.

•	Loss of Administrative Services and the Fifth Street Name. The Company alleges that termination of the Investment Advisory Agreement could lead to the termination of the administration agreement with FSC CT. As stated above, Ironsides believes that a replacement administrator could readily be identified and engaged by the Company during the 60-day advance notice period required under the administration agreement. The Company also alleges that if FSM were terminated, the Company would lose its non-exclusive right to use the “Fifth Street” name. Ironsides does not believe that the Company would be adversely affected if it were to re-brand under a different name. In fact, a name change could have a positive effect on the public perception of the Company, as it could indicate a break with the Company’s historical underperformance described above. Also, FASM, the parent of FSM, and its principals have been named in a number of securities fraud lawsuits, as described in that company’s filings with the SEC.

•	Negative Effect on the Joint Venture with GF Equity Funding 2014 LLC. The Company alleges that if FSM were terminated as investment manager, there is a material risk that its joint venture with GF Equity Funding 2014 LLC could be adversely affected. The Company concedes that the GF Equity Funding has no right to terminate the joint venture under these circumstances and offers no basis for its assertion that GF Equity Funding would in these circumstances cease to provide future investment opportunities to the joint venture. The Company also alleges that a termination of the FSM as the Company’s investment manager could lead to an event of default under the credit facility of the joint venture, but it offers no basis or explanation for this allegation.

•	Negative Effect on Day to Day Operations. The Company alleges that if the investment advisory contract with FSM were terminated, it would be difficult to engage a replacement investment adviser on an interim basis and thereafter obtain stockholder approval for a new investment manager within the 150-day timeframe mandated by the Investment Company Act of 1940, and that if the Company failed to obtain such stockholder approval the Board would itself have to manage its portfolio or hire individuals to do so. Ironsides sees no reason why the Board could not identify, engage and obtain stockholder approval for a new investment manager during the required timeframe. Other than its conclusory statement to the contrary, the Company offers no explanation why this would not be the case. Also, Ironsides understands that many business development companies like the Company have operated effectively with internal management.

OUR PLATFORM

If elected, we expect our Nominees will advocate on the Board for the following platform, which we believe will lead to a reversal of the Company’s poor market performance and will enhance value in the Company for all stockholders:

•	Ironsides believes that the most efficient way to create value for stockholders is for the Company to engage in a business combination transaction that would recapture for stockholders the outsized discount of the Company’s market value to its NAV. A business combination could take the form of a merger with another business development company that does not suffer from a discount to NAV, at least not as steep and as outsized as does the Company, and whose management enjoys the confidence of the financial markets. Alternatively, a business combination could involve the sale of the Company or its assets. We believe that stockholders could realize substantial upside in such a transaction because in our view the Company has a quality portfolio whose value is being depressed because of the market’s lack of confidence in the Company’s current investment advisor and management.

•	Ironsides believes that the Board must promptly act to identify and engage an alternative to FSM as the Company’s investment manager. In our view, the Company’s discount to NAV and the negative cumulative total return experienced by stockholders is evidence that FSM lacks credibility in the financial markets. Moreover, in our view FSM, is unlikely to support a program whereby the Company seeks to engage in a business combination transaction that will in all likelihood result in the termination of FSM’s lucrative advisory contract with the Company. While acknowledging the risks identified by the Company that may attend the replacement of the investment manager, as discussed above we do not believe these risks are significant. The principals of Ironsides have consulted financial advisors and industry participants, and have substantial experience with closed-end investment companies and business development companies, and Ironsides believes that the Board should be readily able to identify and engage a qualified replacement investment manager that will command the respect of the financial markets.

•	For the reasons stated above, Ironsides believes that the $16.4 million fees collected by FSM have been unjustified, considering the negative cumulative total return experienced by stockholders. The Board must recalibrate the fee structure for the Company’s investment manager, so as to align the interests of the investment manager with stockholder value. In this regard, incentive fees should be dependent upon total stockholder return, and not merely investment returns. We also believe that separate fees should not be payable for administrative services, as is currently the case with FSM and FSC CT.

•	The Company’s management must also bear responsibility for the Company’s poor market performance. We believe that management’s absence of credibility in the financial markets stems in part from its association with FSM and its affiliates and the excessive fees that FSM has been collecting. We believe it also derives from management’s ill-advised decision to issue shares below NAV in August 2014, which has materially contributed to the substantial discount to NAV from which the Company continues to suffer. The Board should explore and seek to engage alternative senior management that will have the confidence of the markets and that will support our proposal for recapturing stockholder value through an appropriate business combination transaction.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes. The directors in each class are elected for terms of three years, so that the term of office of one class of directors expires at each annual meeting of stockholders. We understand that the terms of two directors expire at the Annual Meeting, and are seeking your support to elect our two Nominees for terms ending in 2019. Your vote to elect our Nominees will have the legal effect of replacing two incumbent directors with the Nominees. If elected, our Nominees will represent a minority of the members of the Board, and, therefore, it is not guaranteed that they can implement the actions that they believe are necessary to enhance stockholder value as described above.

The Nominees

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each Nominee. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. This information has been furnished to us by the Nominees. Both Nominees are citizens of the United States of America.

Robert C. Knapp, age 49, is the Founder and Managing Director of Ironsides Partners LLC, an investment firm and SEC-registered investment adviser. He has also served as a director of MVC Capital, Inc. (NYSE:MVC), an externally managed, non-diversified closed-end investment company, since 2003; Africa Opportunity Partners Ltd. and its related fund vehicles, including the Africa Opportunity Fund Ltd. (LSE SFM: AOF), since 2007; and Castle Private Equity AG (SWX: CPEH), a Swiss investment company specializing in private equity investments, since 2012. Mr. Knapp has also served as an independent, non-executive director of Pacific Alliance Asia Opportunity Fund Ltd. (LSE AIM: PAX) (and its related fund vehicles) and its general partner, Pacific Alliance Group Asset Management Ltd., since 2010 and 2011, respectively. PAX was a listed feeder of a master fund investing in arbitrage and special situations in the Asian markets. In addition to the foregoing, Mr. Knapp holds volunteer board affiliations with the Sea Education Association, Mass Eye & Ear Infirmary, Princeton-in-Asia and Regional Plan Association. Mr. Knapp previously served as a Managing Director of Millennium Partners LP from 1997 to 2006. He also previously served as a director of Pacific Alliance Investment Management Ltd, a privately-owned investment manager investing in arbitrage and special situations in the Asian markets, from 2005 to 2009, and Vietnam Opportunity Fund Limited (LSE AIM: VOF), a diversified closed end fund focusing on Vietnam, from 2003 to 2006. Mr. Knapp graduated from Princeton University with a degree in Electrical Engineering, and earned a BA in Politics, Philosophy and Economics from Oxford University.

We believe that Mr. Knapp's expertise in closed end funds and corporate restructurings will greatly benefit the Board and stockholders.

Richard W. Cohen, age 61, is the Chairman of Lowey Dannenberg Cohen & Hart, P.C. (“Lowey”), a law firm that represents investors and directors in public companies, including closed end funds. Mr. Cohen joined Lowey as an attorney in 1998 and has served as a director since 2005. He previously served as the President of Lowey from 2008 to 2014. Mr. Cohen has been a director of Crossroads Capital, Inc. (NASDAQ: XRDC), a business development company, since July 2015, and is a member of the valuation, audit, and nominating committees. Mr. Cohen also served as a director of MGT Capital Company (NYSEMKT: MGT), a holding company, where he was also a member of its audit committee, from 2012 to 2013. Mr. Cohen is admitted to practice law in New York and Pennsylvania, and the bars of the U.S. Supreme Court, the U.S. Courts of Appeals for the 1st, 2nd, 3rd, 6th and 11th Circuits, and the U.S. District Courts for the Southern and Eastern Districts of New York, the Eastern District of Michigan and the Eastern District of Pennsylvania. Mr. Cohen received his undergraduate degree from Georgetown University and his Juris Doctor from the New York University School of Law.

We believe that Mr. Cohen will be a valuable addition to the Board due to his extensive experience representing investors in public companies and his expertise with corporate governance matters.

Mr. Knapp’s principal business address is c/o Ironsides Partners LLC, 100 Summer Street, Suite 2075, Boston, MA 02110. Mr. Cohen’s principal business address is c/o Lowey Dannenberg Cohen & Hart, P.C., One North Broadway, 5th Floor, White Plains, NY 10601.

As of the date hereof, neither Mr. Knapp nor Mr. Cohen directly owns any shares of Common Stock of the Company. By virtue of his relationship with Ironsides, Mr. Knapp may be deemed the beneficial owner of the shares of Common Stock beneficially owned by Ironsides, as to which Mr. Knapp disclaims beneficial ownership of such shares of Common Stock, except to the extent of his pecuniary interest therein. The following information is provided with respect to Ironsides, including the Master Fund and its affiliates (including the account managed by Ironsides Partners LLC) as of the date hereof:

Dollar Range of Equity Securities in the Company	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Over $100,000	Over $100,000

Each Nominee may be deemed to be a member of a group (the “Group”) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group. Mr. Cohen, who does not beneficially own any shares, disclaims membership in any such Group, and Mr. Knapp disclaims beneficial ownership of such shares of Common Stock except to the extent of his actual economic interest. For information regarding purchases and sales during the past two years by participants in this solicitation of securities of the Company, see Schedule I.

Ironsides expects to enter into letter agreements pursuant to which it will agree to indemnify each of Messrs. Knapp and Cohen against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

Ironsides believes each Nominee presently is, and if elected as a director of the Company, each Nominee would be, an “independent director” within the meaning of (i) applicable NASDAQ Stock Market (“NASDAQ”) listing standards applicable to board composition, (ii) Section 301 of the Sarbanes-Oxley Act of 2002, and (iii) Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Investment Act”). No Nominee is a member of the Company’s compensation, nominating or audit committee. No Nominee currently holds, nor at any time has held, any position with the Company. No Nominee oversees any portfolios in the Company’s Fund Complex (as that term is defined in the Investment Company Act).

None of the Nominees, their affiliates or any other related persons, has, during the past five years, held any position, including as an officer, employee, director or general partner, with (i) the Company, (ii) any investment company, or any person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company (as such item is defined in the Investment Company Act) or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iii) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company and (iv) any person, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

Since the beginning of the Company’s last two completed fiscal years, no officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Company, or of a person directly or indirectly controlling, controlled by, or under common control thereby, serves, or has served, on the board of directors of a company of which any Nominee is an officer.

Since the beginning of the Company’s last two completed fiscal years, no Nominee nor any of its associates was a party to any transaction, or series of similar transactions or is a party to any currently proposed transaction, or series of similar transactions, in which the amount involved exceeded or is to exceed $120,000, to which (i) the Company, (ii) any of its officers, (iii) any investment company, or officer thereof, or any person, or officer thereof, that would be an investment company but for the exclusions provided by Sections 3(c)(1) and (c)(7) of the Investment Company Act, having the same investment adviser, principal underwriter or Sponsoring Insurance Company or under the control of such investment adviser, principal underwriter or Sponsoring Insurance Company, as the Company, (iv) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company, or officer thereof, or (v) any person, or officer thereof, directly or indirectly controlling, controlled by, or under common control of the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company, was or is to be a party.

No Nominee nor any of its Immediate Family Members (as such term is defined in Schedule 14A of the Exchange Act) has or has had any direct or indirect interest, the value of which exceeded or is to exceed $120,000, during the past five years, in (i) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee nor any of its Immediate Family Members owns beneficially or of record any class of securities in (i) the Company’s investment adviser, principal underwriter or Sponsoring Insurance Company; or (ii) any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Company’s investment adviser, principal underwriter, or Sponsoring Insurance Company.

No Nominee nor any of its Immediate Family Members has, or has had since the beginning of the Company’s last two completed fiscal years, or has currently proposed, any direct or indirect relationship, in which the amount involved exceeds $120,000, with any of the persons specified in paragraphs (b)(8)(i) through (b)(8)(viii) of Item 22 of Schedule 14A under the Exchange Act.

Other than as stated herein, there are no arrangements or understandings between members of Ironsides and any Nominee or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GREEN proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Bylaws (the “Bylaws”) and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by the enclosed GREEN proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Ironsides that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF OUR NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL NO. 2

TO APPROVE IRONSIDES’ PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT

For the reasons set forth above in the section entitled “Our Reasons for the Solicitation,” Ironsides believes that it is in the best interests of the Company’s stockholders to terminate the Company’s Investment Advisory Agreement with FSM. Ironsides is seeking stockholder approval to terminate the Investment Advisory Agreement in accordance with the provisions of Section 9 thereof. As required by Section 15(a)(3) of the Investment Company Act of 1940, under Section 9 of the Investment Advisory Agreement, the Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a “majority” of the outstanding voting securities of the Company. For these purposes, the vote of a “majority” of the outstanding voting securities of the Company means the vote, at the Annual Meeting, of (i) 67% or more of shares of the Common Stock present at such meeting, if the stockholders of more than 50% of the outstanding Common Stock of the Company are present or represented by proxy; or (ii) more than 50% of the outstanding Common Stock of the Company, whichever is the less.

As discussed above, we believe the Company and its stockholders will benefit from the termination of the Investment Advisory Agreement and replacement of the current investment manager. We acknowledge that such a termination could result in certain consequences that could adversely impact the Company. See “Our Reasons for the Solicitation—Replacing the FSM as Investment Manager Would Not Lead to the Material Adverse Effects Suggested by the Company” above. Nevertheless, as discussed above, we believe that the risk of these consequences are not material and are substantially outweighed by the detriment to stockholder value of continuing to engage FSM as the Company’s investment manager.

 PROPOSAL:

RESOLVED, that the Investment Advisory Agreement between Fifth Street Senior Floating Rate Corp. (the “Company”) and Fifth Street Management LLC (“FSM”), dated June 27, 2013, be, and it hereby is, terminated effective on the date that is 60 days from the date of the adoption of this Resolution at the 2016 Annual Stockholders Meeting of the Company.

WE URGE YOU TO VOTE “FOR” OUR PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL NO. 3

TO APPROVE IRONSIDES’ NON-BINDING PROPOSAL TO ADVISE THE COMPANY’S BOARD NOT TO ENGAGE FSM OR ITS AFFILIATES TO MANAGE OR ADVISE THE COMPANY

In order to give effect to the termination contemplated by Proposal 2 and to prevent FSM, its principals and other affiliates from being re-engaged through a new or separate arrangement, Ironsides believes that it is in the best interests of the Company’s stockholders to advise the Company’s Board of Directors against any such re-engagement. The specific reasons and rationale for this non-binding advisory proposal are as set forth above in the section entitled “Our Reasons for the Solicitation.”

FSC CT, an affiliate of FSM, currently serves as the administrator of the Company. This proposal does not advise the Board against continuing that arrangement. However, the Company has suggested that if the Investment Advisory Agreement with FSM is terminated, FSC CT might exercise its right to terminate its administration agreement with the Company on 60 days’ notice. Also, as stated in “Our Platform,” Ironsides believes that the Company should not be separately paying for management and administration services, which has been the case with FSM and FSC CT.

PROPOSAL:

RESOLVED, that the stockholders hereby advise the Board of Directors of the Company that, if the stockholders vote in favor of terminating the Investment Advisory Agreement between the Company and FSM, following the effective date of the termination of the Investment Advisory Agreement contemplated by Proposal 2, neither FSM nor any of its principals or other affiliates should be engaged to manage or advise in respect of any of the assets of the Company in any capacity, whether as a service provider to the Company or its affiliates, as an employee, officer, director, consultant of the Company or its affiliates, or otherwise.

WE URGE YOU TO VOTE “FOR” OUR PROPOSAL TO ADVISE THE BOARD AGAINST ENGAGING FSM OR ITS AFFILIATES TO MANAGE OR ADVISE THE COMPANY ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, and is seeking stockholder ratification of such selection.

WE URGE YOU TO VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016 ON THE ENCLOSED GREEN PROXY CARD.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Ironsides believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees; FOR approval of Ironsides’ Binding Termination Proposal to terminate the Investment Advisory Agreement; FOR the Non-Binding Non-Engagement Proposal advising the Board not to engage FSM or its affiliates in a management or advisory capacity; and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year, as described herein.

In connection with the proposal to elect directors at the Annual Meeting, this Proxy Statement is soliciting proxies to elect only our two Nominees. Accordingly, the enclosed GREEN proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Ironsides intends to vote all of the Ironsides Group Voting Shares in favor of the Nominees. Ironsides also intends to vote all of the Ironsides Group Voting Shares in favor of the Binding Termination Proposal and the Non-Binding Non-Engagement Proposal and ratification of PricewaterhouseCoopers LLP.

Quorum; Broker Non-Votes; Discretionary Voting

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum of the Company.

Abstentions will be treated as shares present for purposes of determining a quorum. Shares represented by “broker non-votes” also will be treated as shares present for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable stock exchange rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

Votes Required For Approval

Election of Directors ─ The Company has adopted a plurality vote standard for director elections. So, the two nominees for director receiving the highest vote totals will be elected as directors of the Company. With respect to the election of directors, only votes cast “For” a nominee will be counted. Stockholders may not cumulate their votes. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against any of the nominees. Neither an abstention nor a broker non-vote will count as a vote cast “For” or “Against” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Approval of Ironsides’ proposal to terminate the Investment Advisory Agreement ─ In accordance with Section 9 of the Investment Advisory Agreement, the Investment Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a “majority” of the outstanding voting securities of the Company. For these purposes, the vote of a “majority” of the outstanding voting securities of the Company means the vote, at the Annual Meeting, of (i) 67% or more of shares of the Common Stock present at such meeting, if the stockholders of more than 50% of the outstanding Common Stock of the Company are present or represented by proxy; or (ii) more than 50% of the outstanding Common Stock of the Company, whichever is the less. Neither an abstention nor a broker non-vote will count as a vote cast “For or “Against” the proposal to terminate the Investment Advisory Agreement under clause (i) above. Under clause (ii) above abstentions and broker non-votes will have the effect of a vote “Against” the proposal.

Approval of Ironsides’ Non-Binding Proposal against engaging FSM and its affiliates – The Non-Binding Non-Engagement Proposal will be deemed to have been ratified by an affirmative vote of a majority of the Company’s votes cast at the Annual Meeting (i.e., the number of shares voted “For” advising the Board as set forth in the Non-Binding Non-Engagement Proposal exceeds the number of votes “Against” so advising the Board). Neither an abstention nor a broker non-vote will count as a vote cast “For” or “Against” the Non-Binding Non-Engagement Proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

Ratification of independent registered public accounting firm ─ According to the Company’s proxy statement, the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm will be deemed to have been ratified by an affirmative vote of a majority of the Company’s votes cast at the Annual Meeting (i.e., the number of shares voted “For” the ratification of the appointment of PricewaterhouseCoopers LLP exceeds the number of votes “Against” the ratification of the appointment of PricewaterhouseCoopers LLP). Neither an abstention nor a broker non-vote will count as a vote cast “For” or “Against” the ratification of the selection of the Company’s registered independent public accounting firm.

Revocation Of Proxies

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Ironsides in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Ironsides in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the issued and outstanding shares of Common Stock. Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD AND FOR OUR PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Solicitation Of Proxies

The solicitation of proxies pursuant to this Proxy Statement is being made by Ironsides. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Ironsides has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $[_________], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Ironsides has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Ironsides will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Okapi Partners will employ approximately [___] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Ironsides. Costs of this solicitation of proxies are currently estimated to be approximately $[__________]. Ironsides estimates that through the date hereof its expenses in connection with this solicitation are approximately $[_________]. Ironsides intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Ironsides does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and Ironsides are participants (“Participants”) in this solicitation.

The principal business of the Master Fund, a Cayman Islands exempted limited partnership, is investing in securities and engaging in all related activities and transactions. The principal business of Ironsides Partners LLC, a Delaware limited liability company, is providing investment management services, and it serves as the investment manager of the Master Fund and a managed account that is a direct owner of Common Stock of the Company. The address of the principal office of each of Master Fund and Ironsides Partners LLC is c/o Ironsides Partners LLC, 100 Summer Street, Suite 2705, Boston, MA 02110.

As of the date hereof, the Master Fund beneficially owns directly 876,453 shares of Common Stock. As of the date hereof, an account managed by Ironsides Partners LLC owns directly 181,691 shares of Common Stock. Each Participant in this solicitation, as a member of the Group with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 1,058,144 shares of Common Stock owned by the Master Fund and such managed account. Mr. Cohen, who does not beneficially own any shares, disclaims members in any such Group, and Mr. Knapp disclaims beneficial ownership of such shares of Common Stock except to the extent of his actual economic interest. Each other Participant in this solicitation disclaims beneficial ownership of the shares of Common Stock it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by the Master Fund and the account managed by Ironsides Partners LLC were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each Nominee, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Ironsides is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Ironsides is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

According to the Company’s proxy statement for the Annual Meeting, any stockholder proposals submitted pursuant to the SEC’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2017 annual meeting of stockholders must be received by the Company on or before [●]. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830, Attention: Corporate Secretary. In order for any proposal by an FSFR stockholder made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of the Exchange Act, it must be received by the Company not later than [●]. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by the Company for the 2017 annual meeting of stockholders may confer discretionary authority to the Company to vote on that proposal.

In addition, according to the Company’ proxy statement for the Annual Meeting, any stockholder intending to present any stockholder proposals or director nominations for the Company to be presented at the 2017 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days prior to the date of the anniversary of the previous year’s annual meeting of stockholders. For the 2017 annual meeting of stockholders, the Company must receive such proposals and nominations no later than [●]. If the annual meeting of stockholders is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, stockholder proposals or director nominations must be received no later than the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the 2017 annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting was made. Proposals must also comply with the other requirements contained in FSFR’s bylaws, including supporting documentation and other information.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2017 annual meeting is based on information contained in the Company’s proxy statement. The incorporation of this information in this proxy statement should not be construed as an admission by Ironsides that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN FIVE PERCENT (5%) OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

IRONSIDES PARTNERS LLC

IRONSIDES PARTNERS SPECIAL
SITUATIONS MASTER FUND II
L.P.

January __, 2016

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND II L.P.

Nature of the Transaction	Number of Common Shares	Date
Purchase of Common Stock	3,800	7/8/2015
Purchase of Common Stock	17,052	7/9/2015
Purchase of Common Stock	26,100	7/10/2015
Purchase of Common Stock	25,000	7/13/2015
Purchase of Common Stock	15,000	7/14/2015
Purchase of Common Stock	25,000	7/15/2015
Purchase of Common Stock	15,000	7/16/2015
Purchase of Common Stock	11,000	7/17/2015
Purchase of Common Stock	32,900	7/20/2015
Purchase of Common Stock	28,000	7/21/2015
Purchase of Common Stock	50,000	7/22/2015
Purchase of Common Stock	18,600	7/23/2015
Purchase of Common Stock	2,500	7/24/2015
Purchase of Common Stock	8,300	7/27/2015
Purchase of Common Stock	37,317	7/31/2015
Purchase of Common Stock	54,122	8/11/2015
Purchase of Common Stock	11,928	8/12/2015
Purchase of Common Stock	820	8/19/2015
Purchase of Common Stock	20,250	8/20/2015
Purchase of Common Stock	42,660	8/21/2015
Purchase of Common Stock	18,777	8/24/2015
Purchase of Common Stock	10,750	8/26/2015
Purchase of Common Stock	7,592	8/27/2015
Purchase of Common Stock	3,600	8/28/2015
Purchase of Common Stock	13,481	9/2/2015
Purchase of Common Stock	13,382	9/8/2015
Purchase of Common Stock	14,245	9/16/2015
Purchase of Common Stock	900	9/29/2015
Purchase of Common Stock	25,000	10/7/2015
Purchase of Common Stock	35,000	10/8/2015
Purchase of Common Stock	28,377	10/13/2015
Purchase of Common Stock	15,000	10/14/2015
Purchase of Common Stock	35,000	10/30/2015
Purchase of Common Stock	35,000	10/30/2015
Purchase of Common Stock	35,000	11/3/2015
Purchase of Common Stock	35,000	11/4/2015
Purchase of Common Stock	35,000	11/5/2015
Purchase of Common Stock	35,000	11/6/2015
Purchase of Common Stock	35,000	11/12/2015
Total	876,453

ACCOUNT MANAGED BY IRONSIDES PARTNERS LLC

Nature of the Transaction	Number of Common Shares	Date
Purchase of Common Stock	75,000	6/29/2015
Purchase of Common Stock	25,000	6/29/2015
Purchase of Common Stock	10,309	8/11/2015
Purchase of Common Stock	2,272	8/12/2015
Purchase of Common Stock	180	8/19/2015
Purchase of Common Stock	4,750	8/20/2015
Purchase of Common Stock	11,340	8/21/2015
Purchase of Common Stock	18,777	8/24/2015
Purchase of Common Stock	14,250	8/26/2015
Purchase of Common Stock	2,808	8/27/2015
Purchase of Common Stock	1,400	8/28/2015
Purchase of Common Stock	2,939	9/16/2015
Purchase of Common Stock	10,000	9/17/2015
Purchase of Common Stock	2,666	9/17/2015
Purchase of Common Stock	75,000	6/29/2015
Purchase of Common Stock	25,000	8/11/2015
Total	181,691

IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P.

Nature of the Transaction	Number of Common Shares	Date
Purchase of Common Stock	35,000	5/20/2015
Purchase of Common Stock	12,937	5/21/2015
Purchase of Common Stock	5,000	5/22/2015
Purchase of Common Stock	11,600	5/27/2015
Purchase of Common Stock	12,412	5/28/2015
Purchase of Common Stock	15,000	5/29/2015
Purchase of Common Stock	18,051	6/1/2015
Purchase of Common Stock	10,000	6/3/2015
Purchase of Common Stock	16,001	6/5/2015
Purchase of Common Stock	10,000	6/5/2015
Purchase of Common Stock	37,207	6/9/2015
Purchase of Common Stock	10,238	6/10/2015
Purchase of Common Stock	16,933	6/11/2015
Purchase of Common Stock	4,028	6/12/2015
Purchase of Common Stock	12,900	6/15/2015
Purchase of Common Stock	27,653	6/16/2015
Purchase of Common Stock	3,600	6/17/2015
Purchase of Common Stock	2,300	6/18/2015
Purchase of Common Stock	15,000	6/19/2015
Purchase of Common Stock	15,000	6/22/2015
Purchase of Common Stock	15,000	6/23/2015
Purchase of Common Stock	5,300	6/24/2015
Purchase of Common Stock	25,040	6/25/2015
Purchase of Common Stock	25,578	6/26/2015
Purchase of Common Stock	24,422	6/26/2015
Sale of Common Stock	-25,000	10/7/2015
Sale of Common Stock	-35,000	10/8/2015
Sale of Common Stock	-28,384	10/13/2015
Sale of Common Stock	-15,000	10/14/2015
Sale of Common Stock	-35,000	10/30/2015
Sale of Common Stock	-35,000	11/2/2015
Sale of Common Stock	-35,000	11/3/2015
Sale of Common Stock	-35,000	11/4/2015
Sale of Common Stock	-35,000	11/5/2015
Sale of Common Stock	-35,000	11/6/2015
Sale of Common Stock	-35,000	11/12/2015
Sale of Common Stock	-17,816	11/16/2015
Sale of Common Stock	-10,000	11/17/2015
Sale of Common Stock	-10,000	11/18/2015
Total	0

SCHEDULE II

The following table and related explanatory text and footnotes are reprinted from the Company’s Preliminary Proxy Statement filed with the Securities and Exchange Commission on January 6, 2016.

The following table sets forth, as of December 31, 2015,1 the beneficial ownership information of each current director and the nominees for director of the Company, as well as the Company’s executive officers, each person known to it to beneficially own 5% or more of the outstanding shares of its common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on [●] shares of Company common stock outstanding as of [●].

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of Company common stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Advisers Act of 1940. The address of all executive officers and directors is c/o Fifth Street Senior Floating Rate Corp., 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Name	Number of Shares Owned Beneficially	Percentage of Company Common Stock Outstanding(1)
Interested Directors:
Bernard D. Berman(2)	17,000	*
Ivelin M. Dimitrov	17,867	*
Todd G. Owens	15,000	*
Independent Directors:
Brian S. Dunn(2)	7,500	*
Richard P. Dutkiewicz(2)	4,000	*
Jeffrey R. Kay(2)	1,465	*
Douglas F. Ray	—	—
Executive Officers Who Are Not Directors:
Steven M. Noreika	1,162.10	*
All Officers and Directors as a Group(3)	63,994.10	*
5% Holders:
Leonard M. Tannenbaum(2)(4)	2,753,657	9.3%
RiverNorth Capital Management, LLC(5)	1,691,619	5.7%

* Represents less than 1%

(1)	Based on the 29,466,768 shares of the Company common stock issued and outstanding as of December 11, 2015, as reported on the Company’s Annual Report on Form 10-K for the year ended September 30, 2015.

(2)	Accounts owned include shares held in a brokerage account that may be pledged as loan collateral on a margin basis.

___________________________
[1]	The definitive proxy statement will include an updated table setting forth such ownership as of a more recent date, per the Company’s definitive proxy statement.
II-1

(3)	Amount only includes Section 16(a) reporting persons of the Company.

(4)	The address for Leonard M. Tannenbaum is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830. The number of shares of Company common stock beneficially owned is based on a Schedule 13D/A filed by Mr. Tannenbaum on December 31, 2015, of which Schedule 13D/A reflects sole voting and dispositive power over 2,598,929 shares of Company common stock by Mr. Tannenbaum and shared voting and dispositive power over 154,728 shares of Company common stock by Mr. Tannenbaum and FSAM. The address for FSAM is 777 West Putnam Avenue, 3rd Floor, Greenwich, CT 06830.

Of the shares of Company common stock over which Mr. Tannenbaum has sole voting and dispositive power, 2,492,305 shares are held by him directly; 95,634 shares are held by the Leonard M. Tannenbaum Foundation, for which Mr. Tannenbaum serves as the president; and 10,875 shares are held as custodian for his three children. The 154,728 shares over which Mr. Tannenbaum has shared voting and dispositive power are directly held by FSAM, for which Mr. Tannenbaum serves as Chairman and Chief Executive Officer.

(5)	The address for RiverNorth Capital Management, LLC, a Delaware limited liability company (“RiverNorth”), is 325 N. LaSalle St., Suite 645, Chicago, IL 60654-7030. The number of shares of Company common stock beneficially owned is based on a Schedule 13D/A filed by RiverNorth on December 24, 2015, which Schedule 13D/A reflects sole voting and dispositive power over 1,691,619 shares of Company common stock by RiverNorth.

As indicated above, certain of our officers and directors hold shares in margin accounts. As of [●], except for Mr. Tannenbaum, no shares in such margin accounts were pledged as loan collateral. Our insider trading policy prohibits share pledges, except in limited cases with the pre-approval of our chief compliance officer.

II-2

IMPORTANT

 Your vote is important. No matter how few shares of Common Stock you own, please give Ironsides your proxy FOR the election of the Nominees, FOR our proposal to terminate the Investment Advisory Agreement and FOR our proposal to advise the Board not to engage FSM or its affiliates in the future, by taking three (3) steps:

•	SIGNING the enclosed GREEN proxy card,

•	DATING the enclosed GREEN proxy card, and

•	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GREEN voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

OKAPI PARTNERS LLC 1212 Avenue of the Americas, 24th Floor New York, N.Y. 10036 (212) 297-0720 Stockholders Call Toll-Free at: (855) 305-0856 E-mail: fixFSFR@okapipartners.com

GREEN PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED JANUARY 13, 2016

FIFTH STREET SENIOR FLOATING RATE CORP.

2016 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF IRONSIDES CAPITAL MANAGEMENT, LLC

THE BOARD OF DIRECTORS OF FIFTH STREET SENIOR FLOATING RATE CORP.
IS NOT SOLICITING THIS PROXY

P           R           O           X           Y

The undersigned appoints Robert C. Knapp and David S. Barnhart, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Fifth Street Finance Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2016 Annual Meeting of Stockholders of the Company scheduled to be held at ___ ________, ________, _________ _______ on ______ at ______ a.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Ironsides Partners LLC (together with its affiliates, “Ironsides”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” BOTH NOMINEES IN PROPOSAL 1; “FOR” PROPOSAL 2; “FOR” PROPOSAL 3; AND “FOR” PROPOSAL 4.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Ironsides’ solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

☒ Please mark vote as in this example

IRONSIDES STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1; IN FAVOR OF IRONSIDES’ PROPOSAL TO TERMINATE THE INVESTMENT ADVISORY AGREEMENT, DATED AS OF JUNE 27, 2013, BY AND BETWEEN THE COMPANY AND FIFTH STREET MANAGEMENT LLC (“FSM”) IN PROPOSAL 2; IN FAVOR OF IRONSIDES’ PROPOSAL TO ADVISE THE BOARD OF DIRECTORS NOT TO ENGAGE FSM, ITS PRINCIPALS OR ITS OTHER AFFILIATES IN A MANAGEMENT OR ADVISORY CAPACITY IN THE FUTURE IN PROPOSAL 3; AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWAREHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING SEPTEMBER 30, 2016 BELOW IN PROPOSAL 4.

1.	Ironsides’ proposal to elect Robert C. Knapp and Richard W. Cohen as directors of the Company.

		FOR BOTH NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR BOTH NOMINEES	WITHHOLD ONLY FOR THE NOMINEE WRITTEN BELOW
Nominees:		☐	☐	☐
Robert C. Knapp
Richard W. Cohen

IRONSIDES INTENDS TO USE THIS PROXY TO VOTE “FOR BOTH NOMINEES”, WHICH INCLUDES MESSRS. KNAPP AND COHEN.

THERE IS NO ASSURANCE THAT ANY OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY WILL SERVE AS DIRECTORS IF OUR NOMINEES ARE ELECTED.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “WITHHOLD ONLY FOR THE NOMINEE” BOX AND WRITE THE NAME OF THE NOMINEE YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL NOT BE VOTED FOR THAT NOMINEE.

GREEN PROXY CARD

2.	Ironsides’ binding proposal to terminate the Investment Advisory Agreement by and between the Company and FSM LLC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ironsides’ non-binding proposal to advise the Company’s Board of Directors not to engage FSM its principals or its other affiliates in a management or advisor capacity in the future.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Company’s proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:   ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.